EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement on Form S-8 of our report dated November 30, 2005, with respect to the consolidated financial statements of Arrowhead Research Corporation, which expressed an unqualified opinion and is included in its Form 10K-SB for its year ended September 30, 2005.

Rose, Snyder & Jacobs

A Corporation of Certified Public Accountants

Encino, California

July 28, 2006